Exhibit 10.11

RECRO PHARMA, INC.

2008 STOCK OPTION PLAN

AWARD AGREEMENT

FOR

[employee’s name]

We are pleased to advise you that Recro Pharma, Inc. (the “Company”) hereby awards to you under the Recro Pharma, Inc. 2008 Stock Option Plan (the “Plan”) the right to purchase (an “Option”)                  shares of Common Stock of the Company (“Shares”), subject to your signing this Agreement. The date of award of the Options shall for all purposes be                      (the “Award Date”). The Options issued hereunder are “non-qualified options” [“incentive stock options” qualified under Internal Revenue Code Section 422] for tax purposes.

This award is subject in all respects to the applicable provisions of the Plan, a complete copy of which has been furnished to you and receipt of which you acknowledge by acceptance of the award. Such provisions are incorporated herein by reference and made a part hereof (including all defined terms).

In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement are applicable to the award of Options as evidenced hereby:

1. Vesting. The Options awarded by this Agreement shall vest ,i.e., become exercisable, in accordance with the following schedule and conditions:

(a) No portion of the Options shall be vested on the Award Date; [                    ] of the Options shall vest on [                    ] of the Award Date; the remaining balance of Options shall vest [                    ] on the [                    ] of each [            ] following the Award Date such that the Options are fully vested on the [                    ] following the Award Date; provided, however, that no portion of the Options shall vest unless you continue to be employed by the Company or an affiliate thereof on the vesting date.

(b) In the event of a Change in Control, any unvested Options shall become immediately and fully vested.

(c) Notwithstanding the foregoing, any unvested Options shall become immediately and fully vested upon your death, Disability (as defined in the Plan) or a Change in Control (as defined in the Plan), provided you remain employed with the Company or any affiliate thereof immediately prior to the date of such event.

2. Expiration of Option. Your rights with respect to your Options, whether vested or unvested, shall expire on the earliest to occur of the following:

(a) three months after your termination of service with the Company for any reason other than death, Disability (as defined in the Plan), or Termination for Cause (as defined in the Plan);

(b) one year after your termination of service due to death or Disability;

(c) the date and time the Committee determines that you have violated any non-compete, confidential, or intellectual property agreement you have entered into with the Company;

(d) the date and time of your Termination for Cause; and

(e) the tenth anniversary of the Award Date.

3. Exercise of Options.

(a) The exercise price for each Share under your Option is $        .

(b) In order to exercise any Option which has vested, you must (i) provide the Company with written notice of your intention to exercise the Option and the number of Shares you intend to acquire, (ii) execute a counterpart to any shareholders agreement or other agreement as requested by the Company which has been executed by other shareholders of the Company and is in effect at the time of exercise, and (iii) deliver a check for the price multiplied by the number of Shares being acquired or such other manner of payment as approved by the Company. As an alternative to delivering a check you may choose to exercise the option on a “cashless” basis. Under this method, you do not have to remit the exercise price under the option in cash. Instead, the exercise price is paid by reducing the number of shares otherwise issuable to you upon exercise by such number of shares having a fair market value (determined at the time of exercise) equal to the exercise price. You shall only have rights as a shareholder of the Company with respect to Shares which have been issued after the Options have vested and been exercised.

4. Withholding. The Company shall withhold all applicable income and employment taxes on the date of exercise, cash-out of Options or such other date as required by the Code. If there is insufficient compensation due from the Company to you at the time such withholding is due, the Company shall have the right, prior to delivery of any certificate or certificates for Shares, to require you to remit to the Company an amount equal to the excess of your share of the income and employment taxes subject to withholding over the amount of compensation then due from the Company to you.

5. Registration of Shares. The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the shares under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable. In the event that, at the time of issuance of the Shares to you, the Shares have not been registered or otherwise qualified as may be required under applicable securities laws, you shall, prior to the issuance of the Shares: (i) represent to the Company in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (ii) agree that none of the Shares issued to you pursuant to exercise of the Option provided hereby may be sold, transferred or otherwise disposed of unless: (a) the Shares to be sold, transferred or otherwise disposed of will be registered or qualified under applicable securities laws at the time of such sale, transfer or other disposition and the Company has received an opinion of counsel satisfactory to it that such registration or qualification is effective; or (b) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it, to the effect that such registration or qualification is not required. You shall also consent to execute any market standoff or lock-up agreement as requested by the Company.

6. No Right of Continued Employment. Nothing contained in the Plan or this Agreement shall restrict the right of the Company to terminate your employment with the Company. Any termination of your employment, regardless of the reason therefor, shall have the consequences provided for in the Plan and this Agreement with respect to your rights under the Plan.

7. Company’s Right of First Refusal Before any Shares issued under the Option held by you or any transferee (either referred to as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company shall have a right of first refusal, to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”).

(b) At any time within thirty (30) days after receipt of the Notice, the Company may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) The purchase price (“Purchase Price”) for the Shares purchased by the Company under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith. Payment of the Purchase Price shall be made, at the option of the Company in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(d) If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company as provided in this Section, then the

Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(e) The Right of First Refusal shall terminate as to any Shares upon the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

8. Company’s Repurchase Right.

(a) You understand that following your termination of employment with the Company and its affiliates, the Company shall have the right to purchase from you in accordance with the terms of this Section any and all Shares that you acquire pursuant to an exercise of an Option at a price per Share equal to the Fair Market Value thereof as of the date of repurchase (the “Repurchase Right”).

(b) The Company may elect to purchase the Shares acquired under an Option by delivery of written notice (the “Purchase Notice”) to you at any time. The Purchase Notice will set forth the number of Shares to be acquired from you, the aggregate consideration to be paid for such Shares and the time and place for the closing of the transaction.

(c) The closing of the repurchase transaction will take place on the date designated by the Company in the Purchase Notice, which date will not be more than thirty (30) days nor less than ten (10) days after the delivery of such notice. The Company will pay for the Option Shares to be purchased pursuant to the Purchase Notice in a cash payment. At the closing, you will deliver the certificates representing the Shares to be sold duly endorsed in form for transfer to the Company, and the Company will be entitled to receive customary representations and warranties from you regarding the Shares.

(d) The Repurchase Right shall terminate as to any Shares upon the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

9. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

10. Notice. Any notice to be given to the Company shall be in writing and either hand delivered or mailed to the office of the President of the Company. If mailed, it shall be

addressed to the Company at                                         . Any notice given to you shall be addressed to you at your address as reflected in the personnel records of the Company, or at such other address as either party hereto may hereafter designate by like notice to the other. Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, on the fifth day after such notice is postmarked.

The undersigned hereby acknowledges the award of Options on behalf of the Company.

RECRO PHARMA, INC.

By:

In order to indicate your acceptance of the award of Options granted by this Agreement subject to the restrictions and upon the terms and conditions set forth above and in the Plan, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED TO:

Employee’s Signature

Date